UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  November 23, 2021

SPARTAN ACQUISITION CORP. III

(Exact name of registrant as specified in its charter)

Delaware	001-40022	86-1182458
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification No.)
incorporation)

9 West 57th Street, 43rd Floor
New York, NY	10019
(Address of principal executive offices)	(Zip Code)

(212) 515-3200
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one Class A common stock and one-fourth of one warrant	SPAQ.U	The New York Stock Exchange
Class A common stock, par value $0.0001 per share	SPAQ	The New York Stock Exchange
Warrants, each whole warrant exercisable for one share of Class A common stock at an exercise price of $11.50 per share	SPAQ.WS	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2).

Emerging growth company    ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 4.02.Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

Spartan Acquisition Corp. III, a Delaware corporation (the “Company”), was formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination, with one or more businesses (a “Business Combination”). The amended and restated certificate of incorporation of the Company (the “Organizational Documents”) provides that, prior to the consummation of the initial Business Combination, the Company must provide all holders of shares of Class A common stock, par value $0.0001 per share, included as part of the units sold in the Company’s initial public offering (the “Offering Shares”) with the opportunity to have their Offering Shares redeemed upon the consummation of the initial Business Combination pursuant to, and subject to the limitations of, the Organizational Documents for cash equal to the applicable redemption price per share determined in accordance with the Organizational Documents; provided, however, that the Company may not redeem or repurchase Offering Shares to the extent that such redemption would result in the Company’s failure to have net tangible assets (as determined in accordance with Rule 3a51-1(g)(1) under the Securities Exchange Act of 1934, as amended) in excess of $5 million or any greater net tangible asset or cash requirement which may be contained in the agreement relating to the initial Business Combination.

In accordance with Financial Accounting Standards Board Accounting Standards Codification 480, “Distinguishing Liabilities from Equity” (“ASC 480”), redemption provisions not solely within the control of the Company require common stock subject to redemption to be classified outside of permanent equity. In the Company’s (i) audited balance sheet as of February 11, 2021, included in the Company’s Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission (the “SEC”) on February 17, 2021, as previously revised in the Company’s Form 10-Q for the quarterly period ended March 31, 2021, filed with the SEC on June 3, 2021; (ii) unaudited interim financial statements included in the Company’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2021, filed with the SEC on June 3, 2021 and (iii) unaudited interim financial statements included in the Company’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2021, filed with the SEC on August 3, 2021 (collectively, the “Financial Statements”), the Company classified a portion of its Class A common stock in permanent equity, or total stockholders’ (deficit) equity. Although the Company did not specify a maximum redemption threshold, the Organizational Documents provision described above does not permit the Company to redeem the Offering Shares in an amount that would cause its net tangible assets to be less than $5,000,001. Management has now determined, after consultation with its advisors, and in light of SEC comments recently reported in respect of other special purpose acquisition companies, that the Offering Shares can be redeemed or become redeemable subject to the occurrence of future events considered to be outside the Company’s control. Accordingly, the Company’s management has concluded that the Company should present all redeemable shares of Class A common stock as temporary equity, resulting in the adjustment to the initial carrying value of the shares of Class A common stock subject to redemption with the offset recorded to additional paid-in capital (to the extent available), accumulated deficit and Class A common stock in accordance with ASC 480. In connection with the change in presentation for the Class A common stock subject to possible redemption, the Company revised its earnings per share calculation to allocate income and losses shared pro rata between the two classes of shares.

On November 23, 2021, the Audit Committee of the board of directors of the Company concluded, after discussion with the Company’s management, that the Financial Statements should no longer be relied upon due to changes required to reclassify all of the Company’s Class A common stock subject to possible redemption in temporary equity. The Company intends to file an amendment to its Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2021 reflecting this reclassification (“Amended Third Quarter 10-Q”). The adjustments to the Financial Statements will be set forth through expanded disclosure in the financial statements included in the Amended Third Quarter 10-Q.

The Company has discussed the matters disclosed in this Current Report on Form 8-K with its independent registered public accounting firm, WithumSmith+Brown, PC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 23, 2021

SPARTAN ACQUISITION CORP. III

By:/s/ Geoffrey Strong

Name: Geoffrey Strong

Title: Chief Executive Officer

          (Principal Executive Officer)

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